Evolus Reports Record Fourth Quarter and Full Year 2023 Financial Results; Reaffirms 2024 Guidance

•Generated $0.8M of Cash from Operating Activities in Q4 2023
•Recorded Lowest Quarter of Non-GAAP Operating Loss Since Inception, Non-GAAP Operating Loss for Q4 is $3.7 Million, an Improvement of $2 Million Compared to Q3
•Full-Year 2023 Operating Expense of $163.9 Million in Alignment with Guidance Range of $160 Million to $165 Million
•Global Net Revenue Record of $61.0 Million for the Fourth Quarter and $202.1 Million Full-Year 2023, Representing 40% and 36% Growth Over the Prior Year; These Results Are Unchanged from the Preliminary Results Reported on January 16th, 2024
•Company Updates Mid-Term Guidance and Expects to Achieve Profitability1 for the Fourth Quarter of 2024 and Full Year 2025

NEWPORT BEACH, Calif., March 7, 2024 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

“2023 was a defining year for Evolus. We achieved record market share as the fastest growing toxin in the U.S. for the third consecutive year2, expanded our portfolio globally with the addition of an innovative late-stage line of facial fillers, and delivered continued improvement in operating income performance,” said David Moatazedi, President and Chief Executive Officer of Evolus. “We expect to be profitable1 for the fourth quarter of 2024 and the full year 2025.”

“As we enter 2024, we are reiterating our full year net revenue guidance of $255 million to $265 million, which represents 31% growth at the top end of the range. Looking beyond 2024, we remain excited about both the continued expansion of our U.S. and International business with the Jeuveau® and Nuceiva® brands, as well as the introduction of our highly synergistic Evolysse™ and Estyme® dermal filler line, further increasing our market penetration and driving toward our total net revenue goal of at least $700 million by 2028.”
Fourth Quarter and Full Year 2023 Highlights and Recent Developments
•The company’s key performance indicators demonstrated continued strong momentum during the fourth quarter.
•Accounts purchasing Jeuveau® increased by a record high of more than 840 in the fourth quarter. This is 20% above the year-to-date quarterly average in the company's seasonally highest performance quarter.
•During 2023, more than 2,900 new accounts were added bringing the total number of accounts purchasing to date since launch to more than 12,400. The reorder rate among customers remains approximately 70%.3
•Enrollment in the Evolus Rewards consumer loyalty program grew 55% in 2023 to end the year at approximately 750,000 consumers.4 This was aided by a record high of over 170,000 total redemptions in the fourth quarter, driven by continued demand from existing consumers receiving repeat treatments. Repeat treatments represented approximately 60% of the total treatments for the quarter, demonstrating strong brand loyalty.

•Expanded global footprint by successfully commencing the commercial launch of Nuceiva® in major European markets, including Germany, Austria and Italy.
Fourth Quarter 2023 Financial Results
•Total net revenues for the fourth quarter of 2023 increased 40% to $61.0 million from $43.6 million in the fourth quarter of 2022 driven primarily by higher volumes of Jeuveau®.
•Gross profit margin and adjusted gross profit margin were 67.2% and 68.4%, respectively. Adjusted gross profit margin excludes amortization of intangible assets.
•Operating expenses for the fourth quarter of 2023 were $69.6 million, compared to $63.5 million in the third quarter of 2023; Q4 2023 operating expenses included $4.4 million of IPR&D expense related to the Share Issuance for the European Filler License Agreement.
•Non-GAAP operating expenses for the fourth quarter of 2023 were $45.5 million, compared to $40.3 million in the third quarter of 2023; Q4 2023 Non-GAAP operating expenses included $4.4 million of IPR&D expense related to the Share Issuance for the European Filler License Agreement. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations for the fourth quarter of 2023 was $8.6 million, compared to $13.4 million in the third quarter of 2023. Non-GAAP loss from operations in the fourth quarter of 2023 was $3.7 million compared to $5.7 million in the third quarter of 2023. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents on December 31, 2023 were $62.8 million compared to $38.7 million on September 30, 2023. The cash balance on December 31, 2023 included additional borrowings of $25.0 million under the company’s credit facility with Pharmakon; $0.8 million of cash was generated from operations in the fourth quarter. This continued improvement in cash generation demonstrates progress towards cash flow breakeven. Evolus continues to expect its existing liquidity will fully fund it to sustained profitability1 in 2025.
Full-Year 2023 Financial Results
•Total net revenues for 2023 increased 36% to $202.1 million, surpassing the top end of the company’s updated guidance of $194 million to $198 million introduced in November 2023, reflecting increasing consumer demand and market share gains.
•Gross profit margin and adjusted gross profit margin were 68.1% and 69.5%. Adjusted gross profit margin, which excluded amortization of intangibles, is aligned with company guidance of 68% to 71%.
•Operating expenses were $251.3 million in 2023 compared to $213.9 million in 2022. Non-GAAP operating expenses were $163.9 million in 2023 and in alignment with company guidance range of $160 million to $165 million. Non-GAAP operating expenses for 2022 were $137.7 million. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations was $49.2 million for 2023 compared to $65.3 million in 2022. Non-GAAP loss from operations in 2023 decreased by 48% to $23.4 million from $45.0 million in 2022. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation expense, and depreciation and amortization.
Outlook
•Evolus expects total net revenues for the full year 2024 to be between $255 and $265 million, representing year-over-year growth of 26% to 31% from 2023 results and well above the estimated growth rate of the aesthetic neurotoxin market.
•Evolus expects its adjusted gross profit margin for the full year 2024 to be between 68% and 71%, consistent with 2023 guidance.
•Evolus expects its full-year non-GAAP operating expenses to be between $185 and $190 million.

•The company expects to achieve positive non-GAAP operating income on a consolidated basis for the fourth quarter of 2024 and for the full year 2025. Within the year 2025, profitability1 may not be sustained every quarter due to the filler launch. The company remains fully funded with existing liquidity.
•The company projects its total net revenue can reach at least $700 million by 2028, a compound annual growth rate of 28% from 2023, based on the combination of its existing aesthetic neurotoxin business and anticipated launch of the Evolysse™ HA dermal filler product line beginning in 2025.
•During 2024, Evolus expects to broaden its global footprint by expanding into additional countries with Nuceiva®, most notably Australia and Spain.
•Evolus anticipates submitting Premarket Approval (PMA) applications for the first two Evolysse™ dermal filler products with the FDA by mid-year 2024 and expects regulatory approvals for the remaining Estyme® dermal filler products in Europe in late 2024.
1 Within this press release, “profitability” is defined as achieving positive non-GAAP operating income.
2 Measured by comparing year-over-year revenue growth of each aesthetic neurotoxin on the market for the entirety of each comparable year.
3 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through December 31, 2023.
4 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through December 31, 2023.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13743722. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.

Evolus (Nasdaq: EOLS) is a global performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, and the exclusive distributor in Europe of Estyme®, a line of unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP income (loss) from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP income (loss) from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP income (loss) from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP Income (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin, non-GAAP operating expenses and non-GAAP operating income (loss) for full year 2024. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin, non-GAAP operating expenses or non-GAAP operating income (loss) because a reconciliation of such measures to GAAP gross profit margin, GAAP operating expenses and GAAP loss from operations, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.

Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to market conditions and consumer demand; expectations regarding regulatory approvals, product launches, and market adoption for the Evolysse™ and Estyme® dermal filler product lines the company’s long-term revenue outlook and its financial outlook for 2024; and the company’s cash position and expectations for reaching profitability and funding the company’s operations.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 expected to be filed with the Securities and Exchange Commission on or about March 7, 2024. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Investor Contact:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media Contact:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except loss per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Product revenue, net	$60,671	$42,988	$199,721	$146,592
Service revenue	328	658	2,364	2,024
Total net revenues	60,999	43,646	202,085	148,616

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	19,270	13,370	61,559	55,887
Selling, general and administrative	43,058	36,729	164,944	141,840
Research and development	2,380	1,348	6,556	4,742
In-process research and development	4,428	—	8,869	2,000
Revaluation of contingent royalty obligation payable to Evolus Founders	(875)	1,809	4,257	5,755
Depreciation and amortization	1,373	1,027	5,133	3,722
Total operating expenses	69,634	54,283	251,318	213,946
Loss from operations	(8,635)	(10,637)	(49,233)	(65,330)
Other income (expense):
Interest income	291	77	860	119
Interest expense	(4,075)	(2,631)	(13,832)	(9,097)
Other income (expense), net	694	84	696	(9)
Loss before income taxes:	(11,725)	(13,107)	(61,509)	(74,317)
Income tax (benefit) expense	106	57	176	95
Net loss	$(11,831)	$(13,164)	$(61,685)	$(74,412)
Other comprehensive loss:
Unrealized gain (loss), net of tax	179	31	(90)	(337)
Comprehensive loss	$(11,652)	$(13,133)	$(61,775)	$(74,749)
Net loss per share, basic and diluted	$(0.21)	$(0.23)	$(1.08)	$(1.33)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	57,246	56,266	56,919	56,065

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(in thousands)

	December 31, 2023	December 31, 2022
Cash and cash equivalents	$62,838	$53,922
Accounts receivable, net	30,529	22,448
Inventories	10,998	18,852
Prepaid expenses and other current assets	8,056	5,580
Total current assets	112,421	100,802
Noncurrent assets	76,577	77,181
Total assets	$188,998	$177,983
Accounts payable and accrued expenses	$38,084	$33,729
Accrued litigation settlement	—	5,000
Other current liabilities	10,207	7,780
Total current liabilities	48,291	46,509
Term loan, net of discount and issuance costs	120,359	71,879
Other noncurrent liabilities	41,037	41,096
Total liabilities	$209,687	$159,484
Total stockholders’ equity (deficit)	$(20,689)	$18,499

Evolus, Inc.
Summary of Consolidated Cash Flows
(in thousands)

	Year Ended December 31,				Three Months Ended December 31,
	2023		2022		2023
Net cash (used in) provided by:
Operating activities	$(34,008)	*	$(84,912)	*	$813
Investing activities	(1,627)		(2,939)		(361)
Financing activities	44,641		(4,146)		23,522
Effect of exchange rates on cash	(90)		(337)		179
Change in cash and cash equivalents	8,916		(92,334)		24,153
Cash and cash equivalents, beginning of period	53,922		146,256		38,685
Cash and cash equivalents, end of period	$62,838		$53,922		$62,838

•Includes a settlement payment of $5.0 million and $15.0 million to Allergan/Medytox in the twelve months ended December 31, 2023 and 2022, respectively.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total net revenues	$60,999	$43,646	$202,085	$148,616
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	19,270	13,370	61,559	55,887
Amortization of distribution right intangible asset	739	739	2,955	2,955
Total cost of sales	20,009	14,109	64,514	58,842
Gross profit	40,990	29,537	137,571	89,774
Gross profit margin	67.2%	67.7%	68.1%	60.4%
Add: Amortization of distribution right intangible asset	739	739	2,955	2,955
Adjusted gross profit	$41,729	$30,276	$140,526	$92,729
Adjusted gross profit margin	68.4%	69.4%	69.5%	62.4%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2023	2022	2023	2022	2023
GAAP operating expense	$69,634	$54,283	$251,318	$213,946	$63,459
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	19,270	13,370	61,559	55,887	15,431
Revaluation of contingent royalty obligation	(875)	1,809	4,257	5,755	1,802
Stock-based compensation
Included in selling, general and administrative	4,119	2,329	15,564	10,565	4,295
Included in research and development	278	83	894	268	301
Depreciation and amortization	1,373	1,027	5,133	3,722	1,311
Non-GAAP operating expense	$45,469	$35,665	$163,911	$137,749	$40,319

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30,
	2023	2022	2023	2022	2023
GAAP (loss) from operations	$(8,635)	$(10,637)	$(49,233)	$(65,330)	$(13,440)
Adjustments:
Revaluation of contingent royalty obligation	(875)	1,809	4,257	5,755	1,802
Stock-based compensation:
Included in selling, general and administrative	4,119	2,329	15,564	10,565	4,295
Included in research and development	278	83	894	268	301
Depreciation and amortization	1,373	1,027	5,133	3,722	1,311
Non-GAAP (loss) from operations	$(3,740)	$(5,389)	$(23,385)	$(45,020)	$(5,731)